Exhibit 21

SUBSIDIARIES OF ATN INTERNATIONAL, INC.

	Jurisdiction of Incorporation	Other name(s) under which entity does business
Commnet Wireless, LLC (1)	Delaware	Commnet, Geoverse, Choice Wireless
Mora Valley Wireless, LP	Delaware	Commnet
NTUA Wireless, LLC	Delaware	Choice Wireless
Atlantic Tele-Network, LLC (2)	Delaware	ATN
GTT International Service SRL	Barbados	GTT
Guyana Telephone and Telegraph Company Limited (3)	Guyana	GTT+, Blaze, MMG
Atlantic Teleconnection Operating Company Limited.	British Virgin Islands	GTT+, ATOC
One Communications, Ltd. (4)	Bermuda	One Communications
Logic Communications, Ltd.	Cayman Islands	Logic
ATN Overseas Holdings, Ltd (5)	Bermuda	ATN
Ahana Renewables, LLC (7).	Delaware	Vibrant
ATN Horizons, LLC.(8)	Delaware	Ahana Renewables, Vibrant
Aragorn Holding Company Two Pte. Ltd.	Singapore	Vibrant
Virgin Islands Telephone Corp.	US Virgin Islands	Viya
ATN VI, Inc.(9)	Delaware	Viya
Essextel, Inc.	Delaware	Essextel

(1)	Includes twenty-two consolidated wholly-owned subsidiaries also providing wholesale wireless voice and data services under the “Commnet”, “Geoverse”, and “Choice Wireless” brand names in the United States.
(2)	Includes three consolidated wholly owned subsidiary also providing management services under the name "ATN" in the Caribbean.
(3)	Includes ten consolidated wholly owned subsidiary also providing wireline and wireless services under the “GTT+”, "Blaze" and "MMG" brand names in Guyana.
(4)	Includes ten consolidated wholly owned subsidiary also providing wireline and wireless services under the “One Communications” brand name in Bermuda and the Cayman Islands.
(5)	Includes one consolidated wholly owned subsidiary also providing management services in Bermuda.
(6)	Includes three consolidated wholly owned subsidiary also providing managed services under the “Fireminds” brand name in Bermuda, Canada and the United States.
(7)	Includes five consolidated wholly owned subsidiary also providing investment and management services under the “Ahana" and "Vibrant" brand names in the Cayman Islands, Singapore, and the United States.
(8)	Includes one consolidated wholly owned subsidiary also providing investment and management services under the “Ahana" brand names in the United States.
(9)	Includes twelve consolidated wholly owned subsidiary also providing wireline and wireless services under the “Viya” brand name in the U.S. Virgin Islands.